UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2021

CEVA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-49842 (Commission File Number)	77-0556376 (I.R.S. Employer Identification No.)

15245 Shady Grove Road, Suite 400, Rockville, MD (Address of Principal Executive Offices)	20850 (Zip Code)

(240)-308-8328
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 per share	CEVA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Security Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 27, 2021, the Company held a virtual annual meeting of stockholders for 2021, at which the Company’s stockholders approved the following three proposals. The proposals are described in detail in the proxy statement for the annual meeting that the Company filed with the Securities and Exchange Commission on April 16, 2021.

Proposal 1: Election of Directors

The following directors were elected at the meeting to serve for a one-year term until the 2022 annual meeting of stockholders:

Name	Votes For	Votes Withheld	Broker Non-Vote
Bernadette Andrietti	15,689,373	107,789	2,889,217
Eliyahu Ayalon	15,395,592	401,750	2,889,217
Zvi Limon	15,289,300	507,862	2,889,217
Jaclyn Liu	8,102,966	7,694,196	2,889,217
Maria Marced	15,773,242	23,920	2,889,217
Peter McManamon	15,491,952	305,210	2,889,217
Sven-Christer Nilsson	15,131,996	665,166	2,889,217
Louis Silver	15,495,965	301,197	2,889,217
Gideon Wertheizer	15,418,911	378,251	2,889,217

Proposal 2: Ratification of Appointment of Independent Auditors

The selection of Kost Forer Gabby & Kassierer, a member of Ernst & Young Global, as independent auditors of the Company for the fiscal year ending December 31, 2021, was ratified as follows:

18,380,850	297,184	8,345	-0-
For	Against	Abstained	Broker Non-Vote

Proposal 3: Compensation of the Named Executive Officers

The advisory vote to approve the Company’s named executive officer compensation was approved as follows:

15,356,645	418,421	22,096	2,889,217
For	Against	Abstained	Broker Non-Vote

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: June 1, 2021
By:	/s/ Yaniv Arieli
Yaniv Arieli Chief Financial Officer